iPower Reports Fiscal Third Quarter 2023 Results

- iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time -

DUARTE, CA, May 15, 2023 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a leading online retailer and supplier of consumer home and garden products, today announced financial results for its fiscal third quarter ended March 31, 2023.

Fiscal Q3 2023 Results vs. Year-Ago Quarter (unless otherwise noted)

•	Total revenue was $20.2 million compared to $22.8 million.

•	Gross profit was $7.8 million, with gross margin of 38.5% compared to 40.4%.

•	Net loss attributable to iPower was $1.5 million or $(0.05) per share, compared to net income of $1.2 million or $0.04 per share.

•	As of March 31, 2023, net debt (total debt less cash) was reduced by 42% to $8.2 million compared to net debt of $14.2 million as of June 30, 2022.

Management Commentary

“We had a challenging comp this quarter given our record 74% revenue growth in fiscal Q3 2022, however, we demonstrated continued momentum in clearing out inventory buildup from prior periods,” said Lawrence Tan, CEO of iPower. “Throughout the quarter, we prioritized our in-house brands which made up more than 90% of revenue, underscoring the steady demand for our high-quality products. We will continue to focus on diversifying our product portfolio beyond hydroponics, while adding depth to our in-house product catalog. We expect these initiatives to further enhance our market position and deliver value to our partners and customers around the world.”

iPower CFO, Kevin Vassily, added, “We have continued to sell-through excess inventory that incurred higher freight rates from calendar 2022, which has been a drag on our gross margin. While we still have some older product to sell through, we have cycled through the bulk of that older inventory and expect that gross margin headwind to ease thereafter, while also lowering operating expenses as we recently eliminated excess warehousing costs. With an improved supply chain environment and normalized inventory levels, coupled with continued demand for our in-house products, we believe we are well-positioned to return to profitability in fiscal 2024.”

Fiscal Third Quarter 2023 Financial Results

Total revenue in the fiscal third quarter of 2023 was $20.2 million compared to $22.8 million for the same period in fiscal 2022. The decrease was primarily driven by less third-party branded sales to the Company’s channel partners. The fiscal third quarter 2023 revenue mix from in-house brands increased to over 90% compared to 82% in the year-ago period.

1

Gross profit in the fiscal third quarter of 2023 was $7.8 million compared to $9.2 million for the same quarter in fiscal year 2022. As a percentage of revenue, gross margin was 38.5% compared to 40.4% in the year-ago period. The decrease in gross margin was primarily driven by the higher cost of goods sold, which resulted from selling inventory that previously incurred higher freight charges. Given the normalization of freight rates in recent months, the Company expects gross margin to improve in the second half of calendar year 2023.

Total operating expenses in the fiscal third quarter of 2023 were $9.6 million compared to $7.8 million for the same period in fiscal year of 2022. The increase in operating expenses was primarily driven by higher selling, fulfilment, and marketing costs related to the sale of inventory built up in prior quarters. As inventory levels normalize, iPower anticipates lower operating expenses.

Net loss attributable to iPower in the fiscal third quarter of 2023 was $1.5 million or $(0.05) per share, compared to net income of $1.2 million or $0.04 per share for the same period in fiscal year of 2022. The decline was primarily driven by lower gross profit and the aforementioned higher selling, fulfilment, and marketing costs related to the sale of inventory built up in prior quarters.

Cash and cash equivalents were $1.4 million at March 31, 2023, compared to $1.8 million at June 30, 2022. Total debt as of March 31, 2023 was $9.7 million compared to $16.0 million as of June 30, 2022. As a result of the Company’s debt paydown, iPower’s net debt (total debt less cash) position was reduced 42% to $8.2 million compared to $14.2 million as of June 30, 2022.

Conference Call

The Company will hold a conference call at 4:30 p.m. Eastern Time on Monday, May 15, 2023, to discuss the results for its fiscal third quarter ended March 31, 2023.

iPower’s management will host the conference call, which will be followed by a question-and-answer session.

The conference call details are as follows:

Date: Monday, May 15, 2023
Time: 4:30 p.m. Eastern Time
Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is a leading online retailer and supplier of consumer home and garden products. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its ecommerce channel partners and its website, www.zenhydro.com. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at www.meetipower.com.

2

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 28, 2022, iPower’s Quarterly Reports on Form 10-Q, most recently filed with the SEC on May 15, 2023, and in its other SEC filings.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

3

iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2023 and June 30, 2022

	March 31,	June 30,
	2023	2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$1,419,495	$1,821,947
Accounts receivable, net	15,704,882	17,432,287
Inventories, net	19,646,934	30,433,766
Other receivable - related party	39,853	51,762
Prepayments and other current assets	3,470,167	5,444,463
Total current assets	40,281,331	55,184,225

Non-current assets
Right of use - non-current	8,504,929	10,453,282
Property and equipment, net	577,719	544,633
Deferred tax assets	1,546,159	–
Non-current prepayments	601,873	925,624
Goodwill	3,034,110	6,094,144
Investment in joint venture	34,759	43,385
Intangible assets, net	4,442,414	4,929,442
Other non-current assets	395,284	406,732
Total non-current assets	19,137,247	23,397,242

Total assets	$59,418,578	$78,581,467

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$13,406,565	$9,533,408
Credit cards payable	296,847	807,687
Customer deposit	482,862	273,457
Other payables and accrued liabilities	2,442,105	5,915,220
Advance from shareholders	89,968	92,246
Investment payable	–	1,500,000
Lease liability - current	2,356,545	2,582,933
Long-term promissory note payable - current portion	2,004,181	1,879,065
Income taxes payable	389,126	299,563
Total current liabilities	21,468,199	22,883,579

Non-current liabilities
Long-term revolving loan payable, net	7,653,372	12,314,627
Long-term promissory note payable, net	–	1,781,705
Deferred tax liabilities	–	939,115
Lease liability - non-current	6,571,404	8,265,611
Total non-current liabilities	14,224,776	23,301,058

Total liabilities	35,692,975	46,184,637

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2023 and June 30, 2022	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 29,572,382 and 29,572,382 shares issued and outstanding at March 31, 2023 and June 30, 2022	29,573	29,573
Additional paid in capital	29,499,585	29,111,863
(Accumulated deficits) Retained earnings	(5,740,401)	3,262,948
Non-controlling interest	(22,110)	(13,232)
Accumulated other comprehensive income (loss)	(41,044)	5,678
Total equity	23,725,603	32,396,830

Total liabilities and equity	$59,418,578	$78,581,467

4

iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended March 31, 2023 and 2022

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$20,225,619	$22,808,214	$65,502,882	$57,300,642

TOTAL REVENUES	20,225,619	22,808,214	65,502,882	57,300,642

COST OF REVENUES	12,433,898	13,598,563	39,755,919	33,219,677

GROSS PROFIT	7,791,721	9,209,651	25,746,963	24,080,965

OPERATING EXPENSES:
Selling and fulfillment	6,537,124	5,030,267	24,294,673	12,338,027
General and administrative	3,065,795	2,802,395	8,879,326	7,940,349
Impairment loss - goodwill	–	–	3,060,034	–
Total operating expenses	9,602,919	7,832,662	36,234,033	20,278,376

(LOSS) INCOME FROM OPERATIONS	(1,811,198)	1,376,989	(10,487,070)	3,802,589

OTHER INCOME (EXPENSE)
Interest expenses	(238,623)	(152,030)	(800,783)	(227,142)
Other financing expenses	–	(71,010)	–	(80,010)
Loss on equity method investment	(1,297)	(12,289)	(8,625)	(12,289)
Other non-operating (expense) income	(72,235)	75,882	199,125	85,473
Total other expenses, net	(312,155)	(159,447)	(610,283)	(233,968)

(LOSS) INCOME BEFORE INCOME TAXES	(2,123,353)	1,217,542	(11,097,353)	3,568,621

PROVISION FOR INCOME TAX (BENEFIT) EXPENSE	(589,581)	39,855	(2,085,126)	705,545
NET (LOSS) INCOME	(1,533,772)	1,177,687	(9,012,227)	2,863,076

Non-controlling interest	(3,238)	(4,070)	(8,878)	(4,070)

NET (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	(1,530,534)	1,181,757	(9,003,349)	2,867,146

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	17,604	(3,226)	(46,722)	(3,226)

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(1,512,930)	$1,178,531	$(9,050,071)	$2,863,920

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	29,730,914	28,045,130	29,702,014	26,999,342

Diluted	29,730,914	28,045,130	29,702,014	26,999,342

(LOSSES) EARNINGS PER SHARE
Basic	$(0.051)	$0.042	$(0.303)	$0.106

Diluted	$(0.051)	$0.042	$(0.303)	$0.106

5